© GOES KG2 LITHO IN U.S.A.

See Reverse Side for Restrictive Legends

Incorporated under the Laws of the
State of Delware



NUMBER

SHARES

Checkpoint Therapeutics, Inc.

This Certifies that SPECIMEN is the

registered holder of _______________ Shares

of the Common Stock of the above Corporation

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

this _______________ day of _______________ A.D. 20___

Michael S. Weiss, President

Robyn Hunter, Secretary

© GOES KG2

For Value Received, ______ *hereby sell, assign and transfer unto* ____

____ *Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint* ____________________________

____ *Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.*

Dated ____________________ *A.D. 20* ______

In presence of

____

____

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.